Exhibit 99.1

Contact:

Brian E. Powers, President and Chief Executive Officer

CRAWFORD UNITED CORPORATION

10514 Dupont Avenue, Suite 200

Cleveland, Ohio 44108

216-243-2449

August 9, 2023
FOR IMMEDIATE RELEASE

Crawford United Corporation Announces Second Quarter 2023 Results

●	Earnings per share of $1.09 for the quarter and $2.07 year-to-date
●	Sales of $76.4 million year-to-date, an increase of 21.5%
●	Net income of $7.2 million year-to-date, an increase of 223.8%
●	EBITDA As Defined[1] of $14.4 million year-to-date, an increase of 86.2%

CLEVELAND, OHIO, August 9, 2023 – Crawford United Corporation (OTC: CRAWA), a growth-oriented holding company serving diverse markets, today reported results for the quarterly and year-to-date periods ended June 30, 2023.

For the quarter ended June 30, 2023, sales were $36.9 million compared with $31.9 million in the same period in 2022, an increase of 15.8%. In the quarter, the Company recorded operating income of $5.2 million compared with operating income of $2.4 million in the same period of the prior year, an increase of 116.9%. Net income was $3.9 million, or $1.09 per fully diluted share, compared to $1.2 million, or $0.34 per fully diluted share in the second quarter of 2022, an increase of 228.8%. EBITDA As Defined was $7.4 million in the quarter compared to $3.9 million in the same period of the prior year, an increase of 93.2%.

For the six-months ended June 30, 2023, sales were $76.4 million compared with $62.9 million in the same period of 2022, an increase of 21.5%. For the year-to-date period, the Company recorded operating income of $10.3 million compared with operating income of $3.8 million in the same period of the prior year, an increase of 172.3%.  Net income was $7.2 million, or $2.07 per fully diluted share, compared to $2.2 million, or $0.65 per fully diluted share in the same period of 2022, an increase of 223.8%. EBITDA As Defined was $14.4 million in the six-months ended June 30, 2023, compared to $7.7 million in the same period of the prior year, an increase of 86.2%.

Brian Powers, President and CEO, stated “We are pleased with the ongoing success of our business model, as sales, profitability and cash flows continue to increase. Net income in the trailing twelve months is a record $11.6 million. Our total debt has been reduced to $17.4 million, which is significantly lower than the $22.3 million EBITDA As Defined in the trailing twelve months. Crawford United is well positioned to pursue opportunities for increased revenue and profitability, always with an eye towards additional acquisitions.”

About Crawford United Corporation.

Crawford United Corporation is a growth-oriented holding company providing specialty industrial products to diverse markets, including healthcare, education, aerospace, defense, and transportation. The company currently operates two business segments. The Commercial Air Handling Equipment segment is a leader in designing, manufacturing, and installing highly customized, large-scale commercial, institutional, and industrial air handling solutions, primarily for hospitals and universities. The Industrial & Transportation Products segment provides highly complex precision components to customers in the aerospace and defense industries, as well as a full line of branded metal, silicone, plastic, rubber, hydraulic, marine and fuel hose products. For more information, go to www.crawfordunited.com.

Information about Forward Looking Statements.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements made regarding the company’s future results. Generally, these statements can be identified by the use of words such as “guidance,” “outlook,” “believes,” “estimates,” “anticipates,” “expects,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements, or other statements made by the Company, are made based on management's expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors (including, but not limited to, those specified below) which are difficult to predict and, in many instances, are beyond the control of the Company. As a result, actual results of the Company could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) shortages in supply or increased costs of necessary products, components or raw materials from the Company’s suppliers; (b) availability shortages or increased costs of freight and labor for the Company and/or its suppliers; (c) actions that governments, businesses and individuals take in response to public health crises, such as the COVID-19 pandemic, including mandatory business closures and restrictions on onsite commercial interactions; (d) conditions in the global and regional economies and economic activity, including slow economic growth or recession, inflation, currency and credit market volatility, reduced capital expenditures and changes in government trade, fiscal, tax and monetary policies; (e) adverse effects from evolving geopolitical conditions, such as the military conflict in Ukraine; (f) the Company's ability to effectively integrate acquisitions, and manage the larger operations of the combined businesses, (g) the Company's dependence upon a limited number of customers and the aerospace industry, (h) the highly competitive industries in which the Company operates, which includes several competitors with greater financial resources and larger sales organizations, (i) the Company's ability to capitalize on market opportunities in certain sectors, (j) the Company's ability to obtain cost effective financing and (k) the Company's ability to satisfy obligations under its financing arrangements, and the other risks described in “Item 1A. Risk Factors” in our Annual Report Form 10-K and the Company’s subsequent filings with the SEC.

Brian E. Powers

President & CEO

216-243-2449

bpowers@crawfordunited.com

“Crawford United has a great future behind it.”

1 EBITDA As Defined is a Non-GAAP financial measure. Please refer to the definition and table at the end of this release for a reconciliation of EBITDA As Defined to net income.

CRAWFORD UNITED CORPORATION

Consolidated Income Statement (Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,

	2023		2022		2023		2022
Sales	$36,933,015	100%	$31,902,027	100%	$76,417,371	100%	$62,904,773	100%
Cost of Sales	26,458,137	72%	25,133,536	79%	55,425,942	73%	49,769,877	79%
Gross Profit	10,474,878	28%	6,768,491	21%	20,991,429	27%	13,134,896	21%

Operating Expenses:
Selling, general and administrative expenses	5,322,514	14%	4,392,964	14%	10,719,797	14%	9,362,048	15%
Operating Income	5,152,364	14%	2,375,527	7%	10,271,632	13%	3,772,848	6%

Other (Income) Expenses:
Interest charges	366,101	1%	154,065	0%	735,904	1%	415,081	1%
Unrealized (gain) loss on investments	(177,515)	0%	608,954	2%	(118,482)		434,069
Other (income) expense	(345,968)	-1%	16,838	0%	(344,971)	0%	(313,063)	0%
Total Other (Income) and Expenses	(157,382)	0%	779,857	2%	272,451	0%	536,087	1%
Income before Income Taxes	5,309,746	14%	1,595,670	5%	9,999,181	13%	3,236,761	5%
Income tax expense	1,458,404	4%	424,406	1%	2,756,366	4%	999,622	2%
Net income	$3,851,342	10%	$1,171,264	4%	$7,242,815	9%	$2,237,139	4%

Net income per common share
Basic	$1.10		$0.34		$2.07		$0.65
Diluted	$1.09		$0.34		$2.07		$0.65

Weighted average shares outstanding
Basic	3,507,108		3,464,765		3,504,978		3,449,465
Diluted	3,518,386		3,464,765		3,507,286		3,449,465

CRAWFORD UNITED CORPORATION

Supplemental Non-GAAP Financial Measures (Unaudited)

EBITDA As Defined is a non-GAAP financial measure that reflects net income before interest expense, income taxes, depreciation and amortization, and also excludes certain charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA As Defined to assess the Company's performance and believes that EBITDA As Defined is useful to investors as an indication of the Company's compliance with its financial covenants in its revolving credit facility. Additionally, EBITDA As Defined is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA As Defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA As Defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to EBITDA As Defined:

	Three Months Ended		Six Months Ended		TTM Ended
	June 30,		June 30,		June 30,

	2023	2022	2023	2022	2023
Net income	$ 3,851,342	$ 1,171,264	$ 7,242,815	$ 2,237,139	$ 11,567,079
Addback:
Interest charges	366,101	154,065	735,904	415,081	1,459,047
Income tax expense	1,458,404	424,406	2,756,366	999,622	2,927,535
Depreciation and amortization	1,112,671	923,254	2,024,296	1,855,257	3,919,844
Non-cash stock-based compensation expense	436,123	19,807	928,788	918,114	968,402
Amortization of right of use assets	394,846	364,956	792,382	647,471	1,851,721
Unrealized loss (gain) on investments in equity securities	(177,515)	608,954	(118,482)	434,069	307,722
Gain on reversal of contingent liability	—	—	—	—	(750,000)
Non-recurring transaction charges	—	184,262	—	204,737	41,289

EBITDA As Defined	$ 7,441,972	$ 3,850,968	$ 14,362,068	$ 7,711,490	$ 22,292,638